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                                                                       EXHIBIT A
                                                                        EMPLOYEE


                          INSURANCE AUTO AUCTIONS, INC.
                             STOCK OPTION AGREEMENT
                                    UNDER THE
                          INSURANCE AUTO AUCTIONS, INC.
                             1991 STOCK OPTION PLAN

RECITALS

         A. The Corporation's Board of Directors (the "Board") has adopted the Corporation's 1991 Stock Option Plan (the "Plan") for the purpose of attracting and retaining the services of key employees (including officers and directors), non-employee Board members and consultants and other independent contractors of the Corporation or its subsidiaries.

         B. Optionee is an individual who is to render valuable services to the Corporation or one or more subsidiaries, and this Agreement is executed pursuant to, and is intended to carry out the purposes of, the Plan in connection with the Corporation's grant of a stock option to Optionee.

         NOW, THEREFORE, it is hereby agreed as follows:

         1. GRANT OF OPTION. Subject to and upon the terms and conditions set forth in this Agreement, the Corporation hereby grants to Optionee, as of the grant date (the "Grant Date") specified in the accompanying Notice of Grant of Stock Option (the "Grant Notice"), a stock option to purchase up to that number of shares of the Corporation's Common Stock (the "Option Shares") as is specified in the Grant Notice. Such Option Shares shall be purchasable from time to time during the option term at the option price (the "Option Price") specified in the Grant Notice.

         2. OPTION TERM. This option shall have a maximum term of ten (10) years measured from the Grant Date and shall accordingly expire at the close of business on the expiration date (the "Expiration Date") specified in the Grant Notice, unless sooner terminated in accordance with Paragraph 5 or 6.

         3. LIMITED TRANSFERABILITY. This option, together with the limited stock appreciation right granted pursuant to Paragraph 20, shall not be transferable or assignable by Optionee other than by will or by the laws of descent and distribution following Optionee's death and may be exercised, during Optionee's lifetime, only by Optionee.

         4. DATES OF EXERCISE. This option shall become exercisable for the Option Shares in one or more installments as specified in the Grant Notice. As the option becomes exercisable for one or more installments, those installments shall accumulate, and the option shall remain exercisable for the accumulated installments until the Expiration Date or sooner termination of the option term under Paragraph 5 or 6. In no event shall this option become exercisable for any additional Option Shares following Optionee's cessation of Service.



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         5.  CESSATION OF SERVICE. The option term specified in Paragraph 2 shall terminate (and this option shall cease to be outstanding) prior to the Expiration Date in accordance with the following provisions:

             (i) This option shall immediately terminate and cease to be outstanding for any Option Shares for which it is not exercisable at the time of Optionee's cessation of Service.

             (ii) Should Optionee cease to remain in Service for any reason other than death or permanent disability while this option is outstanding, then Optionee shall have a three (3)-month period measured from the date of such cessation of Service in which to exercise this option for any or all of the Option Shares for which this option is exercisable at the time of such cessation of Service. In no event, however, may this option be exercised at any time after the specified Expiration Date of the option term. Upon the expiration of such three (3)-month period or (if earlier) upon the Expiration Date, this option shall terminate and cease to be outstanding.

             (iii) Should Optionee die while this option is outstanding, then the personal representative of Optionee's estate or the person or persons to whom this option is transferred pursuant to Optionee's will or in accordance with the laws of descent and distribution shall have the right to exercise this option for any or all of the Option Shares for which this option is exercisable at the time of Optionee's cessation of Service. Such right shall lapse, and this option shall terminate and cease to remain outstanding, upon the earlier of (A) the expiration of the twelve
     (12)-month period measured from the date of Optionee's death or (B) the Expiration Date.

             (iv) Should Optionee become permanently disabled and cease by reason thereof to remain in Service at any time during the option term, then Optionee shall have a twelve (12)-month period commencing with the date of such cessation of Service in which to exercise this option for any or all of the Option Shares for which this option is exercisable at the time of such cessation of Service. In no event, however, may this option be exercised at any time after the Expiration Date. Upon the expiration of such limited period of exercisability or (if earlier) upon the Expiration Date, this option shall terminate and cease to be outstanding.

             (v) Should (A) Optionee's Service be terminated for misconduct (including, but not limited to, any act of dishonesty, willful misconduct, fraud or embezzlement) or (B) Optionee make any unauthorized use or disclosure of confidential information or trade secrets of the Corporation or any parent or subsidiary, then in any such event this option shall terminate immediately and cease to be outstanding.



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             (vi)  During the limited post-Service period of exercisability determined pursuant to subparagraphs (ii) through (iv) above, this option may not be exercised in the aggregate for more than the number of Option Shares (if any) for which this option is, at the time of the Optionee's cessation of Service, exercisable in accordance with either the normal exercise provisions specified in the Grant Notice or the special acceleration provisions of Paragraph 6.

             (vii) For purposes of this Agreement, the following definitional provisions shall be in effect:

                   (A) Optionee shall be deemed to remain in service for so long as such individual renders services on a periodic basis to the Corporation (or any parent or subsidiary) in the capacity of an Employee, a non-employee member of the board of directors or a consultant or independent contractor.

                   (B) Optionee shall be considered to be an EMPLOYEE for so long as such individual remains in the employ of the Corporation or any parent or subsidiary, subject to the control and direction of the employer entity both as to the work to be performed and the manner and method of performance.

                   (C) Optionee shall be deemed to be PERMANENTLY DISABLED and to have incurred a PERMANENT DISABILITY if Optionee is unable to engage in any substantial gainful activity by reason of any medically-determinable physical or mental impairment expected to result in death or to be of continuous duration of not less than twelve (12) months,

                   (D) A corporation shall be considered to be a SUBSIDIARY of the Corporation if it is a member of an unbroken chain of corporations beginning with the Corporation, provided each such corporation in the chain (other than the last corporation) owns, at the time of determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

                   (E) A corporation shall be considered to be a PARENT of the Corporation if it is a member of an unbroken chain ending with the Corporation, provided each such corporation in the chain (other than the Corporation) owns, at the time of determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

         6.  CORPORATE TRANSACTION.

         (a) In the event of any of the following shareholder-approved transactions (a "Corporate Transaction"):



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             (i)   a merger or acquisition in which the Corporation is not the surviving entity, except for a transaction the principal purpose of which is to change the State of the Corporation's incorporation,

             (ii) the sale, transfer or other disposition of all or substantially all of the assets or outstanding capital stock of the Corporation, or

             (iii) any reverse merger in which the Corporation is the surviving entity but in which all of the Corporation's outstanding voting stock is transferred to the acquiring entity or its wholly-owned subsidiary, this option, to the extent outstanding at such time but not otherwise fully exercisable, shall automatically accelerate so that such option shall, immediately prior to the specified effective date for the Corporate Transaction, become fully exercisable for all the Option Shares at the time subject to such option and may be exercised for all or any portion of such shares.

         (b) All or any portion of this option accelerated upon the Corporate Transaction shall be exercisable as an incentive stock option under the Federal tax laws (if designated as such in the Grant Notice) only to the extent the applicable dollar limitation of Paragraph 18 is not exceeded.

         (c) This option, to the extent not previously exercised, shall terminate upon the consummation of such Corporate Transaction and cease to be outstanding, unless it is expressly assumed by the successor corporation or parent thereof.

         (d) This Agreement shall not in any way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise make changes in its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

         7.  ADJUSTMENT IN OPTION SHARES.

         (a) In the event any change is made to the Common Stock issuable under the Plan by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class effected without the Corporation's receipt of consideration, the Committee shall make appropriate adjustments to (i) the number and/or class of securities subject to this option and (ii) the Option Price payable per share in order to prevent any dilution or enlargement of benefits hereunder. Such adjustments shall be final, binding and conclusive.

         (b) If this option is to be assumed in connection with any Corporate Transaction under Paragraph 6 or is otherwise to remain outstanding, then this option shall, immediately after such Corporate Transaction, be appropriately adjusted to apply and pertain to the number and class of securities which would have been issued to Optionee in the consummation of such Corporate Transaction had the option been exercised immediately prior to



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such Corporate Transaction. Appropriate adjustments shall also be made to the
Option Price payable per share, provided the aggregate Option Price payable hereunder shall remain the same.

         8. PRIVILEGE OF STOCK OWNERSHIP. The holder of this option shall not have any of the rights of a shareholder with respect to the Option Shares until such individual shall have exercised the option and paid the Option Price for the purchased Option Shares.

         9.  MANNER OF EXERCISING OPTION.

         (a) In order to exercise this option with respect to all or any part of the Option Shares for which this option is at the time exercisable, Optionee (or in the case of exercise after Optionee's death, Optionee's executor, administrator, heir or legatee, as the case may be) must take the following actions:

             (i) Deliver to the Chief Financial Officer of the Corporation an executed notice of exercise in substantially the form of Exhibit I to this Agreement (the "Exercise Notice") in which there is specified the number of Option Shares to be purchased under the exercised option.

             (ii) Pay the aggregate Option Price for the purchased shares through one or more of the following alternatives:

                   - full payment in cash or by check payable to the Corporation;

                   - full payment in shares of Common Stock held for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date (as such terms are defined below);

                   - full payment in a combination of shares of Common Stock held for the requisite period necessary to avoid a charge to the Corporation's reported earnings and valued at Fair Market Value on the Exercise Date and cash or check payable to the Corporation's order; or

                   - full payment effected through a sale and remittance procedure pursuant to which Optionee shall concurrently provide irrevocable written instructions (I) to a designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Option Price payable for the purchased shares plus all applicable Federal, State and local income taxes and employment taxes required to be withheld in connection with such purchase and (II) to the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale transaction; or



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                   - any other form which the Committee may, in its discretion, approve at the time of exercise in accordance with the provisions of Paragraph 14.(1)

             (iii) Furnish to the Corporation appropriate documentation that the person or persons exercising the option (if other than Optionee) have the right to exercise this option.

         (b) For purposes of this Agreement, the Exercise Date shall be the date on which the executed Exercise Notice shall have been delivered to the Corporation. Except to the extent the sale and remittance procedure specified above is utilized in connection with the option exercise, payment of the Option Price for the purchased shares must accompany such Exercise Notice. For all valuation purposes under this Agreement, the Fair Market Value per share of Common Stock on any relevant date shall be determined in accordance with subparagraphs (i) and (ii) below:

             (i) If the Common Stock is not at the time listed or admitted to trading on any stock exchange but is traded on the Nasdaq National Market System, the Fair Market Value shall be the closing selling price per share of Common Stock on the trading day preceding the date in question, as such price is reported by the National Association of Securities Dealers through the Nasdaq National Market System or any successor system. If there is no closing selling price for the Common Stock on such date, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

             (ii) If the Common Stock is on the date in question listed or admitted to trading on any national stock exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the trading day preceding the date in question on the stock exchange determined by the Committee to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

         (c) As soon as practical after receipt of the Exercise Notice, the Corporation shall mail or deliver to or on behalf of Optionee (or any other person or persons exercising this option) a certificate or certificates representing the purchased Option Shares.

         (d) In no event may this option be exercised for any fractional shares.



--------
(1) Authorization of a loan under such provisions may, under currently proposed Treasury Regulations, result in the loss of incentive stock option treatment under the Federal tax laws.



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         10. GOVERNING LAW. The interpretation, performance, and enforcement of this Agreement shall be governed by the laws of the State of California without resort to that State's conflict-of-laws rules.

         11. COMPLIANCE WITH LAWS AND REGULATIONS.

         (a) The exercise of this option and the issuance of Option Shares upon such exercise shall be subject to compliance by the Corporation and Optionee with all applicable requirements of law relating thereto and with all applicable regulations of any stock exchange on which shares of the Corporation's Common Stock may be listed at the time of such exercise and issuance.

(b) In connection with the exercise of this option, Optionee shall execute and deliver to the Corporation such representations in writing as may be requested by the Corporation in order for it to comply with the applicable requirements of Federal and State securities laws.

         12. SUCCESSORS AND ASSIGNS. Except to the extent otherwise provided in Paragraph 3 or 6, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, administrators, heirs and legal representatives of Optionee and the successors and assigns of the Corporation.

         13. LIABILITY OF CORPORATION.

         (a) If the Option Shares covered by this Agreement exceed, as of the Grant Date, the number of shares which may without shareholder approval be issued under the Plan, then this option shall be void with respect to such excess shares unless shareholder approval of an amendment sufficiently increasing the number of shares issuable under the Plan is obtained in accordance with the provisions of Section XIII(e) of the Plan.

         (b) The inability of the Corporation to obtain approval from any regulatory body having authority deemed by the Corporation to be necessary to the lawful issuance and sale of any Common Stock pursuant to this option shall relieve the Corporation of any liability with respect to the non-issuance or sale of the Common Stock as to which such approval shall not have been obtained. The Corporation, however, shall use its best efforts to obtain all such approvals.

         14. LOANS OR INSTALLMENT PAYMENTS. The Committee may, in its absolute discretion and without any obligation to do so, assist Optionee in the exercise of this option by (i) authorizing the extension of a loan to Optionee from the Corporation or (ii) permitting Optionee to pay the Option Price for the purchased Common Stock in installments over a period of years. The terms of any loan or installment method of payment (including the interest rate, the collateral requirements and the terms of repayment) shall be established by the Committee in its sole discretion.

         15. NO EMPLOYMENT/SERVICE CONTRACT. Nothing in this Agreement or in the Plan shall confer upon Optionee any right to continue in the Service of the Corporation (or any



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parent or subsidiary employing or retaining Optionee) for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any such parent or subsidiary) or Optionee, which rights are hereby expressly reserved by each party, to terminate Optionee's Service at any time for any reason whatsoever, with or without cause.

         16. NOTICES. Any notice required to be given or delivered to the Corporation under the terms of this Agreement shall be in writing and addressed to the Corporation in care of its Chief Financial Officer at the corporate offices at 850 East Algonquin Road, Suite 100, Schaumburg, IL 60173. Any notice required to be given or delivered to Optionee shall be in writing and addressed to Optionee at the address indicated on the Grant Notice. All notices shall be deemed to have been given or delivered upon personal delivery or upon deposit in the U.S. mail, by registered or certified mail, postage prepaid and properly addressed to the party to be notified.

         17. CONSTRUCTION. This Agreement and the option evidenced hereby are made and granted pursuant to the Plan and are in all respects limited by and subject to the express terms and provisions of the Plan. All decisions of the Committee with respect to any question or issue arising under the Plan or this Agreement shall be conclusive and binding on all persons having an interest in this option.

         18. ADDITIONAL TERMS APPLICABLE TO AN INCENTIVE STOCK OPTION. In the event this option is designated an incentive stock option in the Grant Notice, the following terms and conditions shall also apply to the grant:

(a) This option shall cease to qualify for favorable tax treatment as an incentive stock option under the Federal tax laws if (and to the extent) this option is exercised for one or more Option Shares: (i) more than three (3) months after the date Optionee ceases to be an Employee for any reason other than death or permanent disability (as defined in Paragraph 5) or (ii) more than one (1) year after the date Optionee ceases to be an Employee by reason of permanent disability.

         (b) Should this option be designated as immediately exercisable in the Grant Notice, then this option shall not become exercisable in the calendar year in which granted if (and to the extent) the aggregate Fair Market Value (determined at the Grant Date) of the Common Stock for which this option would otherwise first become exercisable in such calendar year would, when added to the aggregate value (determined as of the respective date or dates of grant) of the Common Stock and any other securities for which this option or one or more other incentive stock options granted to Optionee prior to the Grant Date (whether under the Plan or any other option plan of the Corporation or any parent or subsidiary) first become exercisable during the same calendar year, exceed One Hundred Thousand Dollars ($100,000) in the aggregate. To the extent the exercisability of this option is deferred by reason of the foregoing limitation, the deferred portion will first become exercisable in the first calendar year or years thereafter in which the One Hundred Thousand Dollar ($100,000) limitation of this Paragraph 18(b) would not be contravened, but such deferral shall in all events end immediately prior to the



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effective date of a Corporate Transaction, whereupon the option shall become exercisable as a non-statutory option for the balance of the Option Shares.

         (c) If this option is to become exercisable in a series of installments as indicated in the Grant Notice, no such installment shall qualify for favorable tax treatment as an incentive stock option under the Federal tax laws if (and to the extent) the aggregate Fair Market Value (determined at the Grant
Date) of the Corporation's Common Stock for which such installment first becomes exercisable hereunder will, when added to the aggregate value (determined as of the respective date or dates of grant) of the Common Stock or other securities for which this option or one or more other incentive stock options granted to Optionee prior to the Grant Date (whether under the Plan or any other option plan of the Corporation or any parent or subsidiary) first become exercisable during the same calendar year, exceed One Hundred Thousand Dollars ($100,000) in the aggregate. Should the number of shares of Common Stock for which this option first becomes exercisable in any calendar year exceed the applicable One Hundred Thousand Dollar ($100,000) limitation, the option may nevertheless be exercised for those excess shares in such calendar year as a non-statutory option.

         (d) Should the exercisability of this option be accelerated upon a Corporate Transaction in accordance with Paragraph 6, then this option shall qualify for favorable tax treatment as an incentive stock option under the Federal tax laws only to the extent the aggregate Fair Market Value (determined at the Grant Date) of the Corporation's Common Stock for which this option first becomes exercisable in the calendar year in which the Corporate Transaction occurs does not, when added to the aggregate value (determined as of the respective date or dates of grant) of the Common Stock or other securities for which this option or one or more other incentive stock options granted to Optionee prior to the Grant Date (whether under the Plan or any other option plan of the Corporation or any parent or subsidiary) first become exercisable during the same calendar year, exceed One Hundred Thousand Dollars ($100,000) in the aggregate. Should the number of shares of Common Stock for which this option first becomes exercisable in the calendar year of such Corporate Transaction exceed the applicable One Hundred Thousand Dollar ($100,000) limitation, the option may nevertheless be exercised for the excess shares in such calendar year as a non-statutory option.

         (e) Should the Optionee hold, in addition to this option, one or more other options to purchase Common Stock which become exercisable for the first time in the same calendar year as this option, then the foregoing limitations on the exercisability of such options as incentive stock options under the Federal tax laws shall be applied on the basis of the order in which such options are granted.

         (f) To the extent this option should fail to qualify as an incentive stock option under the Federal tax laws, Optionee will recognize compensation income in connection with the acquisition of one or more Option Shares hereunder, and Optionee must make appropriate arrangements for the satisfaction of all Federal, State or local income and employment tax withholding requirements applicable to such compensation income.



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         19. ADDITIONAL TERMS APPLICABLE TO A NON-STATUTORY STOCK OPTION. In the
event this option is designated a non-statutory stock option in the Grant
Notice, Optionee shall make appropriate arrangements with the Corporation or any parent or subsidiary employing Optionee for the satisfaction of all Federal, State or local income tax and employment tax withholding requirements applicable to the exercise of this option.

         20. LIMITED STOCK APPRECIATION RIGHT. Optionee is hereby granted a limited stock appreciation right in tandem with this option, exercisable upon the terms and conditions set forth below:

         (a) The stock appreciation right shall under no circumstances become exercisable until such right has been outstanding for a period of at least six
(6) months measured from the Grant Date of this option.

         (b) Provided (i) Optionee is at the time an officer or director of the Corporation subject to the short-swing profit restrictions of the Federal securities laws and (ii) the Corporation's outstanding Common Stock is at the time registered under Section 12(g) of the Securities Exchange Act of 1934 (the "1934 Act"), then this option shall automatically be canceled upon the effective date of a Hostile Take-Over. Optionee shall in return be entitled to a cash distribution from the Corporation in an amount equal to the excess of (i) the Take-Over Price of the shares of Common Stock at the time subject to the canceled option (whether or not the option is otherwise at the time exercisable for such shares) over (ii) the aggregate Option Price payable for such shares. The cash distribution shall be made within five (5) days following the effective date of the Hostile Take-Over, and neither the approval of the Committee nor the consent of the Corporation's Board shall be required in connection with such cancellation and distribution.

         (c) For purposes of such distribution, the following definitions shall be in effect:

             (i) A Hostile Take-Over shall be deemed to occur in the event (a) any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's shareholders which the Board does not recommend such shareholders to accept and (b) more than fifty percent (50%) of the securities so acquired in such tender --- or exchange offer are accepted from holders other than officers and directors of the Corporation subject to Section 16(b) of the 1934 Act.

             (ii) The Take-Over Price per share of Common Stock shall be deemed to be equal to the greater of (a) the Fair Market Value per share of Common Stock on the date of the option cancellation or (b) the highest reported price per share paid by the tender offeror in effecting the Hostile Take-Over.



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     However, to the extent the canceled option is designated an incentive stock option in the Grant Notice, the Take-Over Price of the shares subject to the canceled option shall not exceed the value per share determined under clause (a) above.

         (d) The stock appreciation right shall not be assignable or transferable and shall only be in effect while the Optionee is the holder of the Option.




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                                    EXHIBIT I

                       NOTICE OF EXERCISE OF STOCK OPTION

         I hereby notify Insurance Auto Auctions, Inc. (the "Corporation") that I elect to purchase _______ shares of the Corporation's Common Stock (the "Purchased Shares") at an option price of $_____ per share (the "Option Price") pursuant to that certain option (the "Option") granted to me under the Corporation's 1991 Stock Option Plan on _______________, 199__.

         Concurrently with the delivery of this Exercise Notice to the Chief Financial Officer of the Corporation, I shall hereby pay to the Corporation the Option Price for the Purchased Shares in accordance with the provisions of my agreement with the Corporation evidencing the Option and shall deliver whatever additional documents may be required by such agreement as a condition for exercise. Alternatively, I may utilize the special sale and remittance procedure specified in my agreement to effect the payment of the Option Price for the Purchased Shares.


-----------------------------------
Date

                                           Optionee

                                           Address:
                                                    ---------------------------

                                                    ---------------------------


Print name in exact manner
it is to appear on the stock
certificate:
                                                    ---------------------------

Address to which certificate is to be
sent, if different from address above:
                                                    ---------------------------



Social Security Number:
                                                    ---------------------------

Employee Number:
                                                    ---------------------------

                          INSURANCE AUTO AUCTIONS, INC.
                         NOTICE OF GRANT OF STOCK OPTION
                     UNDER THE INSURANCE AUTO AUCTIONS, INC.
                             1991 STOCK OPTION PLAN

                              EMPLOYEE OPTION GRANT

          Notice is hereby given to the following stock option grant (the "Option") to purchase shares of the Common Stock of Insurance Auto Auctions, Inc. (the "Corporation"):


          Optionee:

          Grant Date:

          Vesting Commencement Date:

          Option Price:

          Number of Option Shares:

          Expiration Date:

          Type of Option:               Non-Qualified Stock Option

          Exercise Schedule: The Option shall become exercisable in a series of four (4) equal and successive annual installments over Optionee's period of continued Service (as defined in the attached Stock Option Agreement), with the first such installment to become exercisable upon Optionee's completion of one year of Service measured from the Vesting Commencement Date. In no event shall the Option become exercisable for any additional Option shares following Optionee's cessation of Service.

          Optionee understands and agrees that the Option is granted subject to and in accordance with the express terms and conditions of the Insurance Auto Auctions, Inc. 1991 Stock Option Plan (the "Plan"). Optionee further agrees to be bound by the terms and conditions of the Plan and the terms and conditions of the Option as set forth in the Stock Option Agreement attached hereto as Exhibit
A. Optionee also acknowledges receipt of a copy of the official prospectus for the Plan attached hereto as Exhibit B.

          No Employment or Service Contract: Nothing in this Agreement or in the Plan shall confer upon Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any parent or subsidiary employing Optionee) or Optionee, which rights are hereby expressly reserved by each, to terminate Optionee's Service at any time for any reason whatsoever, with or without cause.


Date:____________________, 2000         INSURANCE AUTO AUCTIONS, INC.

                                        By:__________________________________

                                        Title:_______________________________


                                        _____________________________________
                                                    ,Optionee


                                        Address:_____________________________

                                                _____________________________

Exhibit A: Stock Option Agreement
Exhibit B: Plan Prospectus